                                                                   EXHIBIT 99(a)
                            UNITED DENTAL CARE, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 11, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF UNITED DENTAL CARE, INC.

    The undersigned hereby constitutes and appoints WILLIAM H. WILCOX and JOHN
W. McCARTY, each with power to act with or without the other and with full power of substitution, as Proxies of the undersigned to represent and to vote all shares of the Common Stock of United Dental Care, Inc., a Delaware corporation (the "Company"), standing in the name of the undersigned, at the Special Meeting of Stockholders of the Company to be held at the Harvey Hotel Addision, 14315 Midway Road, Dallas, Texas 75244, on September 11, 1998 at 9:30 a.m., local time, and at any and all adjournments or postponements thereof (the "Special Meeting").

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES NAMED HEREIN ARE EACH AUTHORIZED TO VOTE AT THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. ANY STOCKHOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE ITEM. VOTES AGAINST ITEM 1 AND ABSTENTIONS WITH RESPECT TO SUCH ITEM WILL NOT BE USED TO VOTE IN FAVOR OF ADJOURNMENT TO SOLICIT ADDITIONAL VOTES.

    The undersigned hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised by following the procedures for revocation stated in the Proxy Statement/Prospectus.

    (PLEASE MARK, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.)

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Proposal to adopt and approve the Agreement and Plan of Merger dated as of March 10, 1998, as amended as of March 17, 1998, as of July 8, 1998 and as of August 6, 1998 among Protective Life Corporation, a Delaware corporation, PLC Merger Subsidiary Corporation, a Delaware corporation, and the Company and the Merger of the Company with and into PLC Merger Subsidiary Corporation.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Special Meeting.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE ------------------------      Dated ----------   SIGNATURE ------------------------      Dated ----------
                                                                       IF HELD JOINTLY

                                          NOTE: PLEASE DATE AND SIGN EXACTLY AS
                                                NAME APPEARS HEREON. WHEN SHARES
                                                OF COMMON STOCK ARE OWNED BY
                                                JOINT TENANTS, BOTH SHOULD SIGN.
                                                WHEN SIGNING AS ATTORNEY,
                                                EXECUTOR, ADMINISTRATOR, TRUSTEE
                                                OR GUARDIAN, PLEASE GIVE FULL
                                                TITLE AS SUCH. IF A CORPORATION,
                                                PLEASE SIGN IN FULL CORPORATE
                                                NAME BE PRESIDENT OR OTHER
                                                AUTHORIZED OFFICER. IF A
                                                PARTNERSHIP, PLEASE SIGN IN FULL
                                                PARTNERSHIP NAME BY AUTHORIZED
                                                PERSON.